EXHIBIT 99.1

 For Immediate Release

American Science and Engineering, Inc. Announces Appointment of
Kenneth Galaznik as Chief Financial Officer and Treasurer

BILLERICA, Mass. – February 16, 2005 – American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leader in X-ray detection technology, announced today that Kenneth Galaznik has been appointed Chief Financial Officer and Treasurer.   Since June 2004, Mr. Galaznik has been AS&E’s Acting Chief Financial Officer (CFO). As CFO and Treasurer, Mr. Galaznik will be responsible for the Company’s financial management, treasury, legal and SEC compliance, and information technology functions.  In addition, he will function as the principal Investor Relations contact for investors and the broader financial community.

“I am very pleased that AS&E’s Board of Directors has affirmed my promotion of Ken Galaznik to the position of Chief Financial Officer and Treasurer,” said Anthony Fabiano, President and CEO.  “Since Ken’s appointment as Acting CFO, he has played a central role within our management team with the implementation of several business strategies.  As CFO, Ken and his staff will continue to support our initiatives to fuel long-term growth and shareholder value, as we pursue industry leadership in product innovation, customer satisfaction and profitability.  Ken’s in-depth knowledge of AS&E, as well as his business and financial insights, and his ability to work effectively with the financial and investing community, as well as our management team, have made him an outstanding choice for this key position.”

Mr. Galaznik has more than 25 years experience in accounting and finance positions in manufacturing and real estate development entities. Mr. Galaznik has been with AS&E since August 2002, serving as Vice President of Finance since July 2003. Prior to joining AS&E, he was Vice President of Finance at Spectro Analytical Instruments, Inc. Mr. Galaznik holds a Bachelor of Business Administration degree in Accounting from The University of Houston.

About AS&E®

American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E’s patented Z Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine the material discrimination features of Z Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. For more information on AS&E products and technologies, please visit http://www.as-e.com.

For more information:

Laura Berman

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered ``forward-looking’’ under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.